LAN AIRLINES S.A.

(a Chilean corporation)

______________ Common Shares

in the form of American Depositary Shares

(without par value)

FORM OF

UNDERWRITING AGREEMENT

______________, 2007

To the Underwriter

Ladies and Gentlemen:

Lan Airlines S.A., a Chilean corporation (sociedad anónima abierta) (the “Company”), confirms its agreement with [ ] (“the Underwriter”), with respect to (i) the issue and sale by the Company and the purchase by the Underwriter of [ ] Common Shares, without par value, of the Company (the “Common Shares”), in the form of American Depositary Shares (“ADSs”) and (ii) the grant by the Company to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of [_______________] additional Common Shares, in the form of ADSs, solely to cover over-allotments, if any. The aforesaid _______________ Common Shares, in the form of ADSs (the “Initial Securities”) to be purchased by the Underwriter and all or any part of the ______________ Common Shares, in the form of ADSs subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.” The offering of the Securities by the Underwriter is hereinafter called the “Offering.”

The Common Shares to be represented by ADSs are to be deposited pursuant to a amended and restated deposit agreement (the “Deposit Agreement”), dated as of March 25, 2003 among Lan Chile S.A., The Bank of New York, as depositary (the “Depositary”), and the holders from time to time of the American Depositary Receipts (the “ADRs”) to be issued under the Deposit Agreement and evidencing the ADSs. Each ADS represents five Common Shares. All references to “U.S. dollars” or “$” herein are to United States dollars.

The Common Shares will be offered for sale by the Company on the Santiago Stock Exchange by means of a book auction (subasta de libro de órdenes) at [ ] Santiago time on [ ] in compliance with Chilean law and the rules of the Santiago Exchange (the “Auction”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form F-3 (No. 333-142665), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 11 of Form F-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriter for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 11 of Form F-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus” (which term shall include the ADR Prospectuses (as defined below) unless the context otherwise requires). For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

The Company and the Depositary have also filed with the Commission a registration statement on Form F-6 (No. 333-125996), filed on June 21, 2005, and a related prospectus, which may be in the form of an ADR certificate (the “Registration Statement on Form F-6”), for the registration under the 1933 Act of the ADSs evidenced by ADRs, have filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The Registration Statement on Form F-6, as amended at the time it becomes effective (including by the filing of any post-effective amendments thereto), and the prospectuses included therein, as then amended, are hereinafter called the “ADR Registration Statement” and the “ADR Prospectus,” respectively.

As used herein, “business day” shall mean a day on which the New York Stock Exchange, the Santiago Stock Exchange and the Chilean Electronic Stock Exchange are open for trading.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. . The Company represents and warrants to the Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof, as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and as of Closing Time referred to in Section 2(c) hereof, and agrees with the Underwriter, as follows:

(i) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus filed pursuant to Rule 424 of the 1933 Act Regulations), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations (“Rule 163(c)”) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations (“Rule 163”) and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(ii) Registration Statement, Prospectus and Disclosure at Time of Sale. The ADR Registration Statement has become effective under the 1933 Act. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on May 7, 2007, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the ADR Registration Statement or the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c)) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the time the ADR Registration Statement became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the ADR Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The ADR Prospectus, at the time such ADR Prospectus or any amendment or supplement thereto was issued, at the Applicable Time and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule A hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means ●:00 [a/p]m (Eastern time) on [INSERT DATE] or such other time as agreed by the Company and the Underwriter.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule D hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Underwriter as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv) Independent Accountants. PricewaterhouseCoopers LLP, who certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(v) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with accounting principles generally accepted in Chile applied on a consistent basis throughout the periods involved, except as otherwise stated therein, and have been reconciled throughout the periods involved to accounting principles generally accepted in the United States to the extent required by the applicable accounting requirements of the 1933 Act. The supporting schedules, if any, present fairly the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (C) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or its consolidated subsidiaries, which is material to the Company and its consolidated subsidiaries, (D) any change in the capital stock or outstanding indebtedness of the Company and its consolidated subsidiaries considered as one enterprise and (E) except for regular dividends on the Common Stock of the Company in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vii) Due Organization of the Company. The Company has been duly organized and is validly existing as a corporation (sociedad anónima abierta) under the laws of Chile and has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. The Company is a “foreign air carrier” within the meaning of that portion of the United States Code comprising those provisions formerly referred to as the U.S. Federal Aviation Act of 1958, and now primarily codified in Subtitle VII of Title 49 of the United States Code, as amended (the “Aviation Act”).

(viii) Due Organization of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) is listed on Exhibit 8.1 to the Annual Report on Form 20-F for the year ended December 31, 2006 (the “2006 20-F”) incorporated by reference into the Registration Statement (each a “Subsidiary” and, collectively, the “Subsidiaries”) and each Subsidiary has been duly organized and is validly existing as a corporation or limited liability company under the laws of the jurisdiction of its organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the Subsidiaries listed on Exhibit 8.1 to the 2006 20-F and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(ix) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled “As Reported at March 31, 2007” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). All of the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive right, resale right, right of first refusal or other similar rights of any securityholder or employee of the Company; except as otherwise disclosed in the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or other options to purchase from the Company, Common Shares or any other shares of capital stock.

(x) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xi) Validity of ADRs. Upon the due issuance by the Depositary of ADRs evidencing ADSs against the deposit of Common Shares in accordance with the provisions of the Deposit Agreement, such ADRs evidencing ADSs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs evidencing ADSs are registered will be entitled to the rights of registered holders of ADRs evidencing ADSs specified therein and in the Deposit Agreement.

(xii) No Limitation on Vote, Transfer and Payment of Dividends. Except as set forth in the Deposit Agreement, or the Prospectus, there are no limitations under Chilean law on the rights of holders of Common Shares, ADSs or ADRs evidencing ADSs to hold or vote or transfer their respective securities, and no approvals are currently required in Chile (including any foreign exchange or foreign currency approvals) in order for the Company to pay dividends declared by the Company to the holders of Common Shares, including the Depositary. All dividends and other distributions declared and payable on the Common Shares may be paid in pesos exchangeable into U.S. dollars to the Depositary subject only to a withholding tax of 35% (which may be reduced by certain tax credits discussed in the Prospectus under the caption “Taxation—Chilean Taxation”) but otherwise free and clear of any tax, duty, withholding or deduction imposed by or in Chile.

(xiii) Authorization and Description of Securities. The Securities to be purchased by the Underwriter from the Company and the Securities to be placed by the Chilean Placement Agents on behalf of the Company have been duly authorized for sale to the Underwriter pursuant to this Agreement and for placement by the Chilean Placement Agent, and when issued, paid for and delivered in accordance with this Agreement and, in the case of the ADSs, the Deposit Agreement, will be validly issued, fully paid and non-assessable; such Common Shares may be freely deposited with the Depositary against issuance of ADRs evidencing ADSs; the ADSs and the underlying Common Shares are freely transferable by the Company to the Underwriter in the manner contemplated by this Agreement; ownership title to such Common Shares, free and clear of all liens, encumbrances or claims will be transferred to the Depositary on behalf of the Underwriter at Closing Time and on any Date of Delivery; there are no restrictions on subsequent transfers of such Common Shares or the ADSs to be delivered to the Underwriter except as described in the Prospectus under “Description of Our Shares of Common Stock” and “Description of the American Depositary Shares;” the Common Shares, the ADRs and the ADSs conform in all material respects to all statements relating thereto contained in the Prospectus and such descriptions conform in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and at Closing Time and at each Date of Delivery, if any, the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other similar rights with respect to the Securities to be sold pursuant to this Agreement.

(xiv) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its estatutos (charter and by-laws) or other organizational document, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Securities and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement and the Deposit Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to the Agreements and Instruments (except in each case for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the estatutos or other organizational document of the Company or any subsidiary, nor will such action result in any violation of any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (except for such violations that would not have a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to have a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xvi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the ADR Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency or any stock exchange authority is necessary or required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement in connection with (x) the offering, issuance or sale of the Securities under this Agreement or (y) the consummation of the transactions contemplated by this Agreement or the Deposit Agreement, except (A) the approvals of and filings with the Chilean Superintendency of Securities and Insurance (Superintendencia de Valores y Seguros, or “SVS”), the Bolsa de Comercio de Santiago, Bolsa de Valores (the “Santiago Stock Exchange”), the Bolsa de Comercio de Valparaiso, Bolsa de Valores (the “Valparaiso Stock Exchange”) and the Bolsa Electrónica de Chile, Bolsa de Valores (the “Electronic Stock Exchange”) relating to the offering of the Securities which have been already obtained and are in full force and effect, and except that final executed copies of this Agreement and the Prospectus must be filed with the SVS, (B) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities or blue sky laws and (C) such as may be required under the securities laws of jurisdictions other than Chile or the United States.

(xviii) Possession of Licenses and Permits and Compliance with Filings. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Chilean or foreign regulatory agencies or bodies and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule and has obtained all necessary Governmental Licenses necessary to conduct the business now operated by them, except where the failure to have such Governmental Licenses or to make such filings would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses and their respective filing requirements, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or its subsidiaries which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xix) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as (A) are described in the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased property under any such lease or sublease.

(xx) Waiver of Immunities. The Company and its obligations under this Agreement are subject to civil and commercial law and to suit and neither the Company nor any of its properties, assets or revenues has any right of immunity under Chilean or New York law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Chilean, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement and, to the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company has waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 15 of this Agreement.

(xxi) Consent to Jurisdiction; Appointment of Agent for Service of Process. The Company has the power to submit, and pursuant to this Agreement has legally, validly, effectively and irrevocably submitted to the personal jurisdiction of any federal or state court in the State of New York, County of New York, and has the power to designate, appoint and empower, and pursuant to this Agreement and the Deposit Agreement has legally, validly and effectively designated, appointed and empowered, the Company’s Miami Office (or its successors) as its agent for service of process in any suit or proceeding based on or arising under this Agreement, and the Deposit Agreement in any federal or state court in the State of New York, County of New York, as provided in Section 16 of this Agreement.

(xxii) Enforceability of New York Judgment. Any final and conclusive monetary judgment against the Company of any New York State or Federal court sitting in New York City based upon this Agreement and the Deposit Agreement shall be recognized and enforced by the courts of the Republic of Chile, without re-examining or re-litigating the merits of the original action, provided the following conditions are met (the existence or non-existence of which would be determined by the Supreme Court of Chile): (A) if there is a treaty between Chile and the country where the judgment was passed, the provisions of such treaty will apply, (B) in the absence of a treaty, the rules of reciprocity will apply to the enforcement of judgments; if the country where the judgment was passed does not recognize judgments of Chilean courts, such foreign judgments may not be enforced in Chile, and (C) if the previous rules cannot be applied, the monetary judgment of foreign courts will have in Chile the same effect as the judgments given by Chilean courts, provided that: (w) the foreign monetary judgment does not contain anything contrary to the laws of Chile, (x) the foreign monetary judgment is not contrary to public policy of Chile and does not affect in any way properties situated in Chile, which are subject exclusively to the jurisdiction of local courts, (y) the defendant against whom the enforcement is sought has been given personal notice of the proceedings in accordance with Chilean law and has been afforded a real opportunity to appear before the foreign court and defend his case, which are factual issues that must be established when obtaining in Chile the enforcement of a foreign monetary judgment. Under Chilean law, service of process by mail will not be deemed to constitute personal service of process for the above purposes, and (z) the foreign monetary judgment is final (i.e., not subject to any recourse), conclusive and enforceable under the laws of the state of New York. Upon compliance with the above, the courts in the Republic of Chile shall enforce a final and conclusive monetary judgment rendered by any New York State or Federal court sitting in New York City, in accordance with the procedure applicable to the enforcement of final and conclusive foreign judgments in Chile under the provisions of the Chilean Civil Procedure Code (Código de Procedimiento Civil). To enforce a foreign judgment in Chile, a judgment must be submitted to the Supreme Court of Chile, in the form of a legalized and officially translated copy. The Supreme Court of Chile will hear arguments from the party against whom enforcement is sought, but such hearing will be limited to aspects relating to such enforcement and not to substantive issues resolved in the foreign judgment. As of the date hereof, there is no treaty between the Republic of Chile and the United States on the enforcement of foreign judgments. In practice, due to the difficulties of proving in each case whether the reciprocity rule on the enforcement of foreign judgments applies or not in respect of a specific country, the Supreme Court of Chile’s approach on the matter has generally been the examination of whether circumstances in letters (w) and (x) above are duly met by such foreign judgment.

(xxiii) No Transaction Tax, Stamp Duty or Similar Tax or Duty. Under current Chilean law and regulations, no transaction tax, stamp duty or similar tax or duty or withholding or other taxes are payable by or on behalf of the Underwriter to Chile or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery of the Securities by the Company as contemplated by this Agreement, or in connection with the execution, delivery or enforcement of this Agreement or the Deposit Agreement or the deposit of Common Shares under the Deposit Agreement.

(xxiv) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as, an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”) or a “passive foreign investment company” as such term is defined in Section 1297 of the Internal Revenue Code, or a “controlled foreign corporation” as such terms is defined in Section 957 of the Internal Revenue Code.

(xxv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act and, except as set forth in the Registration Statement, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Securities as contemplated thereby or otherwise.

(xxvi) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

(xxvii) Proceedings. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

(xxviii) Legal Matters. Except as described in the Registration Statement, there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Company’s knowledge after due inquiry, contemplated to which the Company or any of its subsidiaries or any of their respective directors or officers is a party or of which any of their respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, singly or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby.

(xxix) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxx) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the inability to do so would not, singly or in the aggregate, have a Material Adverse Effect and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxxi) Labor Compliance. Neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge after due inquiry, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board or similar Chilean entity, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge after due inquiry, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the Company’s knowledge after due inquiry, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law or regulation relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder (collectively, “ERISA”) concerning the employees of the Company or any of the Subsidiaries.

(xxxii) ERISA. No “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred, exists or is reasonably expected to occur with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any of the Subsidiaries maintains, contributes to or has any obligation to contribute to, or with respect to which the Company or any of the Subsidiaries has any liability, direct or indirect, contingent or otherwise (each, a “Plan”); each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; neither the Company nor any of the Subsidiaries has (i) failed to timely make all required contributions to each Plan, or (ii) incurred or expects to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan, in each case except as would not have a Material Adverse Effect; and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification, except as would not have a Material Adverse Effect.

(xxxiii) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, if any, or lend, contribute or otherwise make available such proceeds, if any, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxiv) Taxes. All tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

(xxxv) Calamity. Neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(xxxvi) Termination of contracts. The Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge after due inquiry, any other party to any such contract or agreement.

(xxxvii) Accounting Controls and Disclosure Controls. The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act and the rules and regulations of the New York Stock Exchange is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission and the New York Stock Exchange, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxviii) Personal loans. The Company has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

(xxxix) Statistical and market-related data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(xl) No association with NASD. To the Company’s knowledge after due inquiry, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(xli) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xlii) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xliii) Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xliv) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except for such non-compliance that would not reasonably be expected to result in a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened

(xlv) Payment of Filing Fees. The Company has paid the required Commission filing fees relating to the Securities.

(b) Officer’s Certificates.

Any certificate signed by any officer of the Company delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to the Underwriter; Closing.

(a) Initial Securities.

On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the Chilean Peso price per Common Share and the U.S. dollar price per ADS set forth in Schedule A, the aggregate principal amount of Securities set forth in Schedule A.

(b) Option Securities.

In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an additional [ ] Common Shares in the form of ADSs at the respective prices forth in Schedule A. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part during such 30-day period up to two times solely for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to Closing Time, as hereinafter defined.

(c) Payment.

Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 a.m. (Eastern Time) on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern Time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of, ADRs evidencing such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each Date of Delivery as specified in the notice from the Underwriter to the Company.

Payment of the gross proceeds of the sale of the Securities to be sold by the Company shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the account of the Underwriter of a certificate for the Securities to be purchased by it. Simultaneously with the payment of such gross proceeds to the Company, the Company shall pay by wire transfer of immediately available funds to the Representative on behalf of the Underwriter an amount equal to the Underwriting Commission (as defined in Schedule A) with respect to the Securities and, with respect to any Option Securities, an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

(d) Denominations; Registration; Delivery of ADRs.

Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 a.m. (Eastern Time) on the business day prior to Closing Time or the relevant Date of Delivery, as the case may be.

The ADRs evidencing ADSs shall be delivered to the Underwriter at Closing Time or the Date of Delivery, as the case may be, for the accounts of the Underwriter, with any transfer, stamp or similar taxes or any withholding or other taxes imposed by Chile or any taxing authority thereof or therein payable in connection with the initial delivery of the ADRs, ADSs or Common Shares to the Underwriter, the Depositary or the persons in whose names the Underwriter has requested ADRs evidencing ADSs to be initially issued at Closing Time or the Date of Delivery, as the case may be, duly paid by the Company against payment of the purchase price thereof in accordance with this Section 2. Any transfer taxes or stamp duties or any withholding or other taxes payable on any transfer subsequent to the delivery of ADRs in accordance with this Section 2 shall not be the responsibility of the Company.

SECTION 3. Covenants of the Company.

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Underwriter immediately, and confirm the notice in writing, (A) when any post-effective amendment to the Registration Statement or the ADR Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or the ADR Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement, (E) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of Securities, and (F) of the receipt by the Company of any notification with respect to any suspension of the qualification of the ADSs for offer and sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) ,and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments and Exchange Act Documents. The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement or the ADR Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall promptly and reasonably object. The Company has given the Underwriter notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriter notice of its intention to make any such filing from the Applicable Time to Closing Time and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Original Registration Statement and the ADR Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of each of the Original Registration Statement and the ADR Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriter. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations, Chilean law and the rules and regulations of the New York Stock Exchange, Santiago Stock Exchange, the Valparaiso Stock Exchange and the Electronic Stock Exchange so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or the ADR Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or the ADR Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations or the requirements of any Chilean authority, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriter such number of copies of such amendment, supplement or new registration statement as the Underwriter may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the ADSs and the Common Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriter with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriter may request.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Listing. The Company will use its best efforts to effect the listing of the Common Shares on the Santiago Stock Exchange, the Valparaiso Stock Exchange and the Electronic Stock Exchange. The Company will use its best efforts to effect the listing of the ADSs on the New York Stock Exchange and will file with the New York Stock Exchange, the Santiago Stock Exchange, the Valparaiso Stock Exchange and the Electronic Stock Exchange all documents and notices required by such stock exchanges of companies that have securities listed thereon.

(i) Restriction on Sale of Securities. During a period of 90 days from the date hereof, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Shares, directly or represented by ADSs, any security that constitutes the right to receive Common Shares or ADSs or any securities convertible into or exercisable or exchangeable for Common Shares, directly or represented by ADSs, or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares or ADSs, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares, ADSs or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Shares or ADSs issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any Common Shares or ADSs issued or options to purchase Common Shares or ADSs granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) any Common Shares or ADSs issued pursuant to any non-employee director stock plan or dividend reinvestment plan of the Company, (E) Common Shares issued by the Company in connection with any stock split, (F) any Common Shares sold by the Company to shareholders holding less than one unit of 100 Common Shares, (G) any Common Shares sold by the Company to shareholders in connection with the preemptive rights offering described in the Prospectus, including any Common Shares that remain unsubscribed upon the consummation of the preemptive rights offering, or (H) subject to paragraph (m) below, any Common Shares of the Company or other securities acquired in open market transactions after the Closing Date.

(j) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(k) Taxes and Fees. The Company agrees to indemnify and hold harmless the Underwriter against any documentary, stamp or similar transfer or issue tax, or fees, including any interest and penalties, which are or may be required to be paid to Chile or any political subdivision or taxing authority thereof or therein on or in connection with the creation, offer and distribution of the Common Shares or ADSs or on the execution or delivery of this Agreement.

(l) Deposit of Common Shares. Prior to Closing Time and each Date of Delivery, the Company will deposit or cause to be deposited Common Shares with the Depositary in accordance with the provisions of the Deposit Agreement so that the ADRs evidencing the ADSs to be delivered to the Underwriter at such Closing Time or Date of Delivery are executed, countersigned and issued by the Depositary against receipt of such Common Shares and delivered to the Underwriter at such Closing Time or Date of Delivery.

(m) Stabilization and Manipulation of Price. The Company agrees not to (and to use its best efforts to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company.

(n) Other Documents. The Company will furnish to the Depositary and to holders of ADRs, directly or through the Depositary, such reports and other information described in the Prospectus under the caption “Available Information” in accordance with the procedures stated thereunder.

(o) Delivery Requirements. For a period of five years from the date hereof, upon request, the Company will furnish to the Underwriter copies of (A) all reports or other communications (financial or otherwise) furnished to holders of ADSs and (B) any reports and financial statements furnished to or filed with the Commission, the New York Stock Exchange, the SVS, the Santiago Stock Exchange, the Electronic Stock Exchange or any national securities exchange and thereafter made available to the general public.

(p) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(q) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Underwriter, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(r) Public Announcements. During the period beginning on the date hereof and ending on the later of the Closing Time and the date of the completion of the placement of the Securities, as evidenced by a notice in writing from the Underwriter to the Company, (A) the Company will not, and will cause its subsidiaries and all other parties acting on its behalf not to, without giving reasonable notice of its intention to do so to the Underwriter, issue any public announcement or participate in any press or other financial conference which (1) could reasonably be expected to have a material effect on the price or distribution of the Securities or (2) contradict any of the information contained in the Prospectus and will not issue any such public announcement or participate in any press or other financial conference to which the Underwriter shall reasonably object, and (B) the Company will notify the Underwriter promptly of any event or development making untrue or incorrect in any material respect, or of any change materially affecting, any of the representations, warranties, agreements or indemnities made by it herein at any time prior to the Closing Time and will take such steps as may be reasonably requested by the Underwriters to remedy or publicize the same.

(s) Central Bank. The Company agrees to make all filings and registrations as required by the resolution of the Central Bank dated May 10, 2007 in order that the benefits granted by Chapter XXVI of the Central Bank Foreign Exchange Regulations be extended to shares issued in connection with the capital increase of the Company as approved on April 5, 2007.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto and of the ADR Registration Statement and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement, the Deposit Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, (iv) the delivery of the Common Shares underlying ADSs to the Depositary, (v) the fees and disbursements of the Company’s counsel, accountants and other advisors, (vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable disbursements of counsel for the Underwriter in connection therewith, (vii) the printing and delivery to the Underwriter of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto (including the supplement for use in Canada that is attached and made a part thereof), (viii) any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (ix) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, (x) the fees and expenses of the Depositary, any transfer agent or registrar and each custodian, if any, for the Securities (including the Common Shares underlying ADSs), (xi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show and, (xii) the fees and expenses incurred in connection with the listing of the Common Shares and the ADSs on any stock exchange, (xiii) any filing with, and clearance of the offering by, the SVS, the Santiago Stock Exchange and the Electronic Stock Exchange, (xiv) the preparation of ADR certificates evidencing the ADSs and (xv) the appointment of any agent pursuant to Section 16 and (xvi) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriter caused by a breach of the representation contained in the sixth paragraph of Section 1(a)(ii). Notwithstanding the foregoing, the Company’s obligations with respect to the roadshow and printing shall not exceed $200,000, and the Underwriter shall pay expenses of the Company associated with the roadshow and printing to the extent they exceed such $200,000.

(b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriter for all of their out-of-pocket expenses, including the reasonable disbursements of counsel for the Underwriter.

SECTION 5. Conditions of the Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectus. The Registration Statement and the ADR Registration Statement have become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).

(b) Opinion of Chilean Counsel for Company. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Barros y Errazuriz Ltda., counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, together with signed or reproduced copies of such letter for each of the other the Underwriter to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriter may reasonably request.

(c) Opinion of Special U.S. Counsel for Company. At Closing Time, the Underwriter shall have received the favorable opinion and letter, dated as of Closing Time, of Cleary Gottlieb Steen & Hamilton LLP, special U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, together with signed or reproduced copies of such opinion and letter for each of the other the Underwriter to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriter may reasonably request.

(d) Opinion of Counsel for the Depositary. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Emmett, Marvin & Martin LLP, counsel for the Depositary, in form and substance satisfactory to counsel for the Underwriter, together with signed or reproduced copies of such letter for each of the other the Underwriter to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriter may reasonably request.

(e) Opinion of Chilean Counsel for the Underwriter. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Claro y Cia., Chilean counsel for the Underwriter, together with signed or reproduced copies of such letter for each of the other the Underwriter with respect to certain of the matters set forth in Exhibits A and C hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of Chile, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

(f) Opinion of U.S. Counsel for the Underwriter. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling, U.S. counsel for the Underwriter, together with signed or reproduced copies of such letter for each of the other the Underwriter with respect to the matters set forth in clauses (1), (2), (3) and (5) of the form of opinion and in the letter of Cleary Gottlieb Steen & Hamilton LLP, each as attached as Exhibit B hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(g) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(h) Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from PricewaterhouseCoopers a letter dated such date, in form and substance satisfactory to the Underwriter, together with signed or reproduced copies of such letter for each of the other the Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Underwriter with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(i) Bring-down Comfort Letters. At Closing Time, the Underwriter shall have received from PricewaterhouseCoopers a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(j) Deposit Agreement. The Deposit Agreement shall be in full force and effect.

(k) Certificate of Depositary. At Closing Time, the Underwriter shall have received a certificate of the Depositary, in form and substance satisfactory to the Underwriter, executed by one of its authorized officers with respect to the deposit with the custodian under the Deposit Agreement of the Common Shares underlying the ADSs to be purchased against issuance of the ADRs evidencing such ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Underwriter may reasonably request.

(l) Company Documents. On or prior to Closing Time, there shall have been delivered to the Underwriter on behalf of the Underwriter a copy, certified by a duly authorized signatory of the Company, of (i) the estatutos of the Company, as amended, and (ii) all resolutions of the shareholders and of the board of directors of the Company authorizing (x) the offering and the issuance of the ADSs and (y) the execution of this Agreement and the Deposit Agreement and the entry into and performance of the transactions contemplated thereby.

(m) Approval of Listing. At Closing Time, the ADSs shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance, and the Common Shares shall be approved for listing and shall be eligible for trading on the Santiago Stock Exchange and the Electronic Stock Exchange.

(n) Lock-up Agreement. At the date of this Agreement, the Underwriter shall have received an agreement signed by the persons listed on Schedule C hereto substantially in the form of Exhibit E hereto and, as of Closing Time, such agreement shall be in full force and effect.

(o) Purchase of Initial International Securities and the Chilean Securities. Contemporaneously with or prior to the purchase by the Underwriter of the initial securities, the Chilean Placement Agents shall have purchased the Chilean Securities.

(p) Conditions to Purchase of Option Securities. In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriter shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(h) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Chilean Counsel for Company. The favorable opinion of Barros y Errazuriz Ltda., Chilean counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Special U.S. Counsel for Company. The favorable opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c).

(iv) Opinion of Counsel for Depositary. The favorable opinion of Emmett, Marvin & Martin LLP, counsel for the Depositary, in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(v) Opinion of Chilean Counsel for the Underwriter. The favorable opinion of Claro y Cia., Chilean counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(vi) Opinion of U.S. Counsel for the Underwriter. The favorable opinion of Shearman & Sterling LLP, U.S. counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

(vii) Bring-down Comfort Letters. A letter from each of PricewaterhouseCoopers in form and substance satisfactory to the Underwriter and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Underwriter pursuant to Section 5(h) hereof, except that the “specified date” in the letters furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(q) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(r) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement or, in the case of any condition to the purchase of Option Securities on a Date of Delivery that is after Closing Time, the obligations of the Underwriter to purchase the relevant Option Securities, may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15, 16, 17 and 18 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of the Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Afilliate”), its selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

1. against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the ADR Registration Statement (or any amendment thereto), including the Rule 430B Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

2. against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

3. against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 60 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (A) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (B) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement, subject to provision of notice by the indemnified party in accordance with (i) and (ii) above.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as (x) the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and (y) the total underwriting discount received by the Underwriter, respectively, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter’s Affiliates and selling agents shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect (but only as of the dates on which they were made), regardless of (i) any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors or any person controlling the Company, and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in Chile, or in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if a change or development involving a prospective change in the existing political, economic or regulatory conditions in Chile (including a material devaluation of the Chilean peso relative to the U.S. dollar, change in exchange controls, currency exchange rates or taxation, including any stock transfer duty affecting the Common Shares or the ADSs) or foreign investment regulation or in the exchange controls imposed by Chile shall have occurred, the effect of which change or development is to make it, in the sole judgment of the Underwriter, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iv) if trading in any securities of the Company has been suspended or materially limited by the Santiago Stock Exchange, if trading in the Common Shares or ADSs, if any, has been suspended by the Commission or the New York Stock Exchange, or if trading generally on the Santiago Stock Exchange, the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other United States or Chilean governmental authority, or a material disruption has occurred in commercial banking or securities settlement, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by any of Chilean, U.S. federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 15, 16, 17 and 18 shall survive such termination and remain in full force and effect.

SECTION 10. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to the Underwriter at [ ], attention of [ ]; and notices to the Company shall be directed to it at Avenida Presidente Riesco, 5711, piso 20, Las Condes, Santiago, Chile, attention of Andres del Valle.

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) and the Underwriter has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter, or any of them, with respect to the subject matter hereof.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Waiver of Immunities. To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Company, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Chilean, New York or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company, or any other matter under or arising out of or in connection with this Agreement and the Deposit Agreement, the Company hereby irrevocably and unconditionally waives such right to the extent permitted by law, and agrees not to plead or claim any such immunity, and consents to such relief or enforcement.

SECTION 16. Company Consent to Jurisdiction; Appointment of Agent for Service of Process.

(a) Consent to Jurisdiction. The Company, by its execution and delivery of this Agreement, agrees that service of process may be made upon the Company’s Miami Office, located at 9700 South Dixie Highway, Penthouse, Miami, Florida 33156 (or its successors as agent for service of process), in the United States of America in any suit or proceeding against the Company instituted by the Underwriter or any person controlling the Underwriter based on or arising under this Agreement or the transactions contemplated herein which may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, State of New York, and hereby irrevocably consents and submits to the nonexclusive jurisdiction of any such court in personam generally and unconditionally in respect of any such suit or proceeding. Nothing herein shall in any way be deemed to limit the ability of the Underwriter and the other persons referred to in Sections 6 and 7 to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or bring actions, suits or proceedings against the Company, in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or the transactions contemplated herein brought in the federal courts or the courts of the State of New York located in the State of New York, County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Survival of Agreement. The provisions of this Section shall survive any termination of this Agreement, in whole or in part.

SECTION 17. Judgment Currency. The Company agrees to indemnify the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Underwriter agrees to indemnify the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in respect of any judgment being given in connection with this Agreement, the Prospectus, the Registration Statement or the ADR Registration Statement for which indemnification is provided by such person pursuant to Section 6 of this Agreement and any such judgment or order being paid in a currency (the “Judgment Currency”) other than U.S. dollars against any loss incurred, as incurred, as a result of any variation as between (i) the spot rate of exchange in New York at which the Judgment Currency would have been convertible through normal banking procedures in the City of New York into U.S. dollars as of the date such judgment or order is entered, and (ii) the spot rate of exchange at which the indemnified party is first able to purchase U.S. dollars through normal banking procedures in the City of New York with the amount of the Judgment Currency actually received by the indemnified party. If, alternatively, the indemnified party receives a profit as a result of such currency conversion, it will return any such profits to the indemnifying party (after taking into account any taxes or other costs arising in connection with such conversion and repayment). The foregoing indemnity shall constitute a separate and independent, several and not joint, obligation of the Company and the Underwriter and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 19. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 21. Effect of Headings. The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

Very truly yours,

LAN AIRLINES S.A.

By
Title Name:

CONFIRMED AND ACCEPTED,
as of the date first above written:

The Underwriter

By:

Authorized Signatory

SCHEDULE A

LAN AIRLINES S.A.
____________ Common Shares
[including _____________ Common Shares in the form of ADSs]
without par value

1. The initial public offering price for the Securities, determined as provided in Section 2, shall be Ch$_____ per Common Share and $_____ per ADS.

2. The purchase price for the Securities to be paid by the Underwriter shall be Ch$_____ per Common Share and $_____ per ADS, being an amount equal to the initial public offering price set forth above less Ch$_____ per Common Share and $_____ per ADS (the “Underwriting Commission”), provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

SCHEDULE A

SCHEDULE B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to be Sold

Total

SCHEDULE B

SCHEDULE C

Names of Persons Subject to Lock-up

Lan Airlines S.A.

[10% holders]

SCHEDULE C

Exhibit A

Form of Opinion of Company’s Chilean Counsel to be Delivered Pursuant to Section 5(b)

[ ], 2007

To the Underwriter
Lan Airlines S.A. (the “Company”)
Offering of [ ] shares of Common Stock of the Company
in the form of Shares or American Depositary Shares

Dear Sirs:

We have acted as special legal advisers as to Chilean law to each of the Company in connection with the sale by the Company of [ ] shares of common stock (the “Shares”), a part of which will be offered in the form of American Depositary Shares, pursuant to the underwriting agreement (the “Underwriting Agreement”) dated [ ], 2007 among the Company and you, as the Underwriter.

In accordance with Section 5(b) of the Underwriting Agreement, we are delivering to you our opinion as to certain legal matters relating to the offering of the Shares. For such purpose, we have examined, inter alia, the following documents:

(a) certified copies of the estatutos of the Company;

(b) a certified copy of the minutes of the meeting of the Board of Directors of the Company held on [ ], 2007 authorizing, among other things, the offerings of Shares and the shareholders’ resolution dated [ ], 2007;

(f) a copy of the Registration Statement on Form F-3 (File No. 333-[ ]) (the “Registration Statement”) dated May [ ], 2007 filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”), including the prospectus dated May [ ], 2007 (the “Base Prospectus”), the preliminary prospectus supplement dated May [ ], 2007 (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”) and the prospectus supplement dated May [ ], 2007 (the “Final Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”);

(g) copies of the registration statement on Form F-6 (No. 333-125996), filed on June 21, 2005 (the “ADR Registration Statement”);

(h) a copy of the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2006 filed with the Commission on May [ ], 2007;

Exhibit A

(i) a copy of the deposit agreement (the “Deposit Agreement”) dated as of [ ], entered into among the Company, The Bank of New York as depositary (the “Depositary”), and owners and beneficial owners of the ADRs; and

(j) a copy of the Underwriting Agreement;

We have also examined such certificates and corporate and other records and documents of the Company, and such other matters, documents and records, and considered such questions of law, as we have deemed necessary or appropriate for the purpose of rendering the opinion hereinafter set forth. Unless otherwise defined herein or the context otherwise requires, all capitalized terms used in this opinion have the meanings given to the corresponding terms in the Underwriting Agreement.

Having examined the above documents and having regard to the relevant laws of Chile to the extent that they are applicable, we are of the opinion that:

1. The Company is duly incorporated, validly existing and in good standing under the laws of Chile, and has full power and authority to own, lease and operate its properties and assets and conduct its business as described in the Prospectus and to execute, deliver and perform its obligations under the Underwriting Agreement and the Deposit Agreement;

2. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to the exercise of options referred to in the Prospectus and repurchase of shares), and all of the issued and outstanding shares of capital stock, including the Shares, have been validly issued and are fully paid and non-assessable (except for those shares offered to the minority shareholders in connection with the preemptive rights, and the shares pertaining to the employee compensation plan); the preemptive rights in respect of the sale of the Shares of the Company that are the subject of the offering, including the Option Shares, have been validly waived; the Shares may be freely deposited with the Depositary against issuance of ADRs evidencing ADSs; to our knowledge there are no outstanding securities by, or with the consent of, the Company that are convertible into or exchangeable for, or warrants, rights or options to purchase or subscribe from the Company, or obligations of the Company to issue, shares of common stock or any other class of capital stock of the Company except as set forth in the Prospectus; under the estatutos of the Company, or Chilean Law, the Shares are freely transferable by the Company to or for the account of the Underwriter (to the extent described in the Prospectus); to our knowledge none of the outstanding shares of capital stock, including the Securities, was issued in violation of the preemptive or other similar rights, arising under the estatutos of the Company or Chilean law, of any securityholder of the Company; registered holders of the Shares will be entitled to all the rights of shareholders as provided by the estatutos of the Company and applicable Chilean law; there are no restrictions on subsequent transfers of the Shares under the laws of Chile (except to the extent described in the Prospectus); and the Shares conform in all material respects to the description of the common stock contained in the Prospectus;

Exhibit A

3. The Company (i) has, to the best of our knowledge, good and valid title to the Shares free and clear of all security interests, mortgages, pledges, charges, claims, liens, equities or other encumbrances, other than pursuant to the Underwriting Agreement and (ii) has the legal right and power (other than those covered in (i) above) and all authorization and approval required by law, to enter into the Underwriting Agreement and to sell, transfer and deliver the Shares; upon delivery of the Shares and payment of the purchase price therefor as contemplated under the Underwriting Agreement, good and valid title to the Shares, free and clear of all security interests, mortgages, pledges, charges, claims, liens, equities or other encumbrances will pass to the Underwriter, assuming the Underwriter, as the case may be, has no knowledge of any adverse claim and, only to the extent such an adverse claim exists, such absence of knowledge is not due to the gross negligence of the Underwriter;

4. Each of the Underwriting Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company and under the laws of Chile, constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms; and assuming that each of the Underwriting Agreement and the Deposit Agreement is in proper form under the laws of the State of New York to be enforced against the Company, each of the Underwriting Agreement and the Deposit Agreement is in proper form under the laws of Chile to be enforced against the Company;

5. It is not necessary in order to ensure the legality, validity, enforceability or admissibility into evidence in Chile for either the Underwriting Agreement or the Deposit Agreement that they be filed or recorded with any court or other authority in Chile or that any Chilean stamp or similar tax be paid thereon, on any document to be furnished thereunder, or in respect of their execution and delivery;

6. To the best of our knowledge and other than as set forth in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Agency in Chile pending to which the Company or any of its consolidated subsidiaries is a party or of which any property of the Company or any of its consolidated subsidiaries is the subject which, if determined adversely to the Company or any of its consolidated subsidiaries, would individually or in the aggregate have a Material Adverse Effect or a material adverse effect on the power or ability of the Company to perform its obligations under the Underwriting Agreement and the Deposit Agreement;

7. The execution, delivery and performance by the Company of each of the Underwriting Agreement and the Deposit Agreement and the consummation by the Company of the transactions contemplated in each of the Underwriting Agreement, the Deposit Agreement and the Registration Statement and compliance by the Company with its obligations under each of the Underwriting Agreement and the Deposit Agreement do not and will not result in any violation of the provisions of the estatutos of the Company, or any applicable law, statute, rule, regulation, nor, to the best of our knowledge, judgment, order, writ or decree of any government, government instrumentality or court, in Chile, having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, assets or operations, nor, will any such action, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (only to the extent the Company is concerned) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject;

Exhibit A

8. The statements in each of the Preliminary Prospectus and the Prospectus under the captions “Description of Our Shares of Common Stock”, “Description of the American Depositary Shares”, and “Taxation - Chilean Taxation” with respect to matters of the estatutos of the Company and Chilean laws and regulations referred to therein, are accurate in all material respects; and the information incorporated by reference into each of the Preliminary Prospectus and the Prospectus from the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2006 (the “Annual Report”) and appearing in the Annual Report under the captions “Risk Factors”, “Directors, Senior Management and Employees—Compensation”, “Directors, Senior Management and Employees—Board of Directors’ Committee and Audit Committee”, “Directors, Senior Management and Employees—NYSE Corporate Governance Comparison”, “Additional Information—Memorandum and Articles of Association”, “Additional Information—Foreign Investment and Exchange Controls in Chile” and “Additional Information—Taxation—Chilean Taxation”, and the information in the Registration Statement under the caption “Indemnification of Directors and Officers”, in each case with respect to matters of estatutos of the Company and Chilean laws and regulations referred to therein, is accurate in all material respects;

9. To the best of our knowledge, there are no statutes or regulations of Chile that are required to be described in the Prospectus or in the Annual Report on Form 20-F that are not described as required;

10. Under current Chilean law and regulations, no transaction tax, stamp duty or similar tax or duty or withholding or other taxes are payable by or on behalf of the Underwriter to Chile or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery of the Shares by the Company as contemplated by the Underwriting Agreement, or in connection with the execution, delivery or enforcement of the Underwriting Agreement or the Deposit Agreement or the deposit of Common Shares under the Deposit Agreement;

11. I nsofar as matters of Chilean law are concerned, the Registration Statement and the ADR Registration Statement and the filing of the Registration Statement and the ADR Registration Statement with the Commission have been duly authorized by and on behalf of the Company; and each of the Registration Statement and the ADR Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

Exhibit A

12. No Governmental Authorizations are required under Chilean law to be obtained by the Company in connection with the execution or delivery of, or the performance by any of the Company of its obligations under, any of the Underwriting Agreement or the Deposit Agreement, or the consummation by the Company of the transactions contemplated by the Underwriting Agreement, the Deposit Agreement and the Registration Statement, except for such Governmental Authorizations as have been duly obtained or given and are in full force and effect;

13. Except as set forth in the Deposit Agreement, or the Prospectus, there are no limitations under Chilean law on the rights of holders of Shares, ADSs or ADRs evidencing ADSs to hold or vote or transfer their respective securities, and no approvals are currently required in Chile (including any foreign exchange or foreign currency approvals) in order for the Company to pay dividends declared by the Company to the holders of Shares, including the Depositary. All dividends and other distributions declared and payable on the Shares may be paid in pesos exchangeable into U.S. dollars to the Depositary subject only to a withholding tax of 35% (which may be reduced by certain tax credits discussed in the Prospectus under the caption “Taxation—Chilean Taxation”) but otherwise free and clear of any tax, duty, withholding or deduction imposed by or in Chile;

14. The Company and its obligations under the Underwriting Agreement and the Deposit Agreement are subject to civil and commercial law and to suit and neither the Company nor any of its properties, assets or revenues has any right of immunity under Chilean law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Chilean court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Underwriting Agreement and the Deposit Agreement and, to the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company has validly waived such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 15 of the Underwriting Agreement and Section 7 of the Deposit Agreement;

15. The agreement of the Company to the choice of law provisions set forth in Section 16 of the Underwriting Agreement is, assuming such provision is valid and legally binding under the laws of the State of New York by which the Underwriting Agreement is expressly governed and as to which we render no opinion, legal, valid and binding under the laws of Chile; the agreement of the Company to the choice of law provisions set forth in Section 7.6 of the Deposit Agreement is, assuming such provision is valid and legally binding under the laws of the State of New York by which the Deposit Agreement is expressly governed and as to which we render no opinion, legal, valid and binding under the laws of Chile; the Company has legal capacity to sue and be sued in its own name under the laws of Chile; the irrevocable submission of the Company to the non-exclusive jurisdiction of any New York Court and the waiver by the Company of any objection to the venue of a proceeding of a New York Court, and the appointment by the Company its own authorized agent for the purposes described in Section 16 of the Underwriting Agreement and Section 7 of the Deposit Agreement, are, assuming such provisions are valid and legally binding under the laws of the State of New York by which the Underwriting Agreement is expressly governed and as to which we render no opinion, legal, valid and binding under the laws of Chile; and under the laws of Chile, Chilean courts would recognize as a valid judgment any final and conclusive civil judgment for monetary claims (which, for this purpose, are limited to those of a purely civil nature and do not include monetary claims of the nature of criminal or administrative sanction, such as punitive damages, even though they take the form of civil claims) obtained in a New York Court against the Company in an action based on the Underwriting Agreement and would give effect thereto, provided that (A) the jurisdiction of such New York Court is permitted under Chilean laws or treaties (as of the date of this opinion the laws of Chile would not deny the jurisdiction over the Company of New York Courts in such legal suit, action or proceeding), (B) the Company has received service of process necessary for the commencement of the relevant proceedings, other than by public notice or any method comparable thereto, or has appeared before such New York Court, (C) such judgment and court proceeding are not repugnant to public policy as applied in Chile, (D) there exists reciprocity as to recognition by a New York Court of final judgments obtained in a Chilean court (however, we do not express any opinion as to whether there exists such reciprocity), and (E) there is no conflicting Chilean judgment on the subject matter.

Exhibit A

We have assumed, for the purpose of rendering this opinion, that (i) all signatures or seal impressions on any documents we reviewed are true and genuine; (ii) all documents submitted to us as originals are authentic and complete; (iii) the documents we examined are executed in the form of the copies examined by us; (iv) all copies of the documents we examined are complete and conform to the originals thereof that are authentic and complete; (v) all signatories who have executed or delivered the Underwriting Agreement, and Deposit Agreement and other documents related thereto on behalf of the relevant parties thereto had at the relevant times sufficient and competent legal capacity to take such actions; (vi) the Underwriting Agreement and Deposit Agreement and other documents related thereto have been duly authorized, executed and delivered by all the parties thereto (other than the Company), which matters we have not independently verified; (vi) each party (other than the Company) to each of the Underwriting Agreement, and Deposit Agreement and other documents related thereto is an entity duly organized, validly existing in good standing (where appropriate) under the laws of the jurisdiction of its organization, and has full and complete power and authority (corporate and otherwise) to execute and deliver, and to perform its obligations thereunder; and (vii) nothing in the applicable law of any jurisdiction other than Chile would conflict with, or preclude the performance, legality, validity, effectiveness or enforcement of, the Underwriting Agreement.

The foregoing opinion is limited solely to the laws of Chile effective as of the date hereof and we neither express nor imply any opinion on, or in respect of, the laws of any country or jurisdiction other than Chile. In giving the opinion set forth above, we have relied, as to matters governed by the laws of the State of New York or the federal laws of the United States of America, upon the legal opinion of Cleary, Gottlieb, Steen and Hamilton LLP, U.S. counsel to the Company, each addressed to the Underwriter and dated the date hereof.

Exhibit A

In rendering the foregoing opinion, we have relied, as to certain factual matters, upon certificates of officers or any other authorized persons of the Company, or public officials, in particular, as to the correctness and conformity of the statements with the relevant facts thereof included, expressly or impliedly, in such certificates.
.

Very truly yours,

Exhibit A

Exhibit B

Form of Opinion of Company’s Special U.S. Counsel

to be Delivered Pursuant to Section 5(c)

1. The Underwriting Agreement has been duly executed and delivered by the Company under the laws of the State of New York.

2. The Deposit Agreement has been duly executed and delivered by the Company under the laws of the State of New York and constitutes a valid, binding and enforceable agreement of the Company.

3. Upon the issuance by the Depositary of ADRs evidencing ADSs against the deposit of Securities in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly issued and the person in whose name the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

4. The issuance and sale of the Securities to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by the Company of its obligations in the Underwriting Agreement will not, (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York tat in our experience normally would be applicable to general business entities with respect tot such issuance, sale or performance, except such as have been obtains or effected under the Securities Act and the United States Securities Exchange Act of 1934, as amended (but we express no opinion relating to any state securities or Blue Sky laws), or (b) result in any violation of any United States federal or New York State law that in our opinion would normally be applicable to general business entities with respect to such sale or performance (but we express no opinion relating to the antifraud provisions under the United States federal securities laws or to any state securities or Blue Sky laws).

5. The statements under the headings “Description of the American Depositary Shares” in the Final Prospectus, insofar as such statements purport to summarize certain provisions of the Securities, provide a fair summary of such provisions; and the statements set forth in the Final Prospectus under the heading “Taxation”, insofar as such statements purport to summarize certain Federal income tax laws of the United States, constitute a fair summary of the principal U.S. Federal income tax consequences of an investment in the Securities by a U.S. Holder (as defined in the Final Prospectus).

6. Under the law of the State of New York relating to submission to jurisdiction, the Company has, pursuant to Section 17 of the Underwriting Agreement and pursuant to Section 7.6 of the Deposit Agreement, (i) validly and irrevocably submitted to the personal jurisdiction of any New York State or United States federal court in New York City, in any action arising out of or based upon the Underwriting Agreement, (ii) to the fullest extent permitted by law, validly and irrevocably waived any objection to the venue of a proceeding in any such court and (iii) has validly appointed its Miami office, located at 9700 South Dixie Highway, Penthouse, Miami, Florida 33156, as its authorized agent for the purpose described in Section 17 of the Underwriting Agreement and Section 7.6 of the Deposit Agreement; and service of process effected on such agent in the manner permitted by applicable law will be effective to confer valid personal jurisdiction over the Company in any such action.
.

Exhibit B

7. No registration of the Company under the United States Investment Company Act of 1940, as amended, is required for the offer and sale of the ADSs by the Company in the manner contemplated by the Underwriting Agreement and the Final Prospectus.
.
Exhibit B

Exhibit C

Form of Opinion of Depositary’s Counsel to be Delivered Pursuant to Section 5(d)

__________, 2007

To the Underwriter

Re: Lan Airlines S.A.

Ladies and Gentlemen:

We are acting as counsel for The Bank of New York, as depositary, in connection with the Amended and Restated Deposit Agreement dated as of March 25, 2003 (the “Deposit Agreement”), among Lan Chile S.A. (predecessor to Lan Airlines S.A., or the “Company”), The Bank of New York, as depositary (the “Depositary”), and all owners and beneficial owners from time to time of American Depositary Receipts issued thereunder.

We are delivering this opinion at the request of the Depositary to you as provided in the Underwriting Agreement dated ______, 2007 among the Company and you, in connection with the contemplated purchase of _________ _____ shares (“Shares”) of the Company, in the form of American Depositary Shares (the “ADSs”) evidenced by American Depositary Receipts (“ADRs”).

Based on the foregoing, and subject to the accuracy of the assumptions and to the qualifications set forth below, we are of the opinion that:

(i) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, except as enforcement of it may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity.

(ii) Upon execution and delivery by the Depositary of ADRs evidencing the ADSs against the deposit of Shares in accordance with the provisions of the Deposit Agreement, the ADSs will be validly issued and will entitle the registered holders of the ADSs to the rights specified in those ADRs and in the Deposit Agreement.

These opinions are based upon the assumptions that (a) the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, (b) all the Shares are duly authorized, validly issued, fully paid and non-assessable and are registered or not required to be registered in accordance with the United States Securities Act of 1933, as amended, and (c) all signatures on documents examined by us are genuine. In giving these opinions, we have also relied as to certain matters, without independent verification, on information obtained from public officials or officers of the Depositary.

Exhibit C

We are members of the New York Bar only and do not hold ourselves out as practicing under, nor do we express any opinion on or as to the effect of, any laws other than the laws of the State of New York and the Federal laws of the United States.

We are giving the opinions set forth in this letter as of the date of this letter, and we assume no obligation to advise you of factual or legal changes which may thereafter be brought to our attention.

These opinions are solely for your benefit and may not be relied upon by any other person or entity without our prior written consent. Nothing in this letter shall be construed to create any liability for the Depositary.

Very truly yours,

Exhibit C

Exhibit D

Form of lock-up pursuant to Section 5(n)

May 9, 2007

To the Underwriter

Re: Proposed Public Offering by Lan Airlines S.A.

Dear Ladies and Gentlemen:

1. The undersigned understands that [ ] Incorporated (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Lan Airlines S.A., a Chilean corporation (sociedad anónima abierta) (the “Company”), providing for the public offering (the “Public Offering”) of 11,243,865 shares of common stock (and up to an additional 15% of the shares sold in the international offering (as defined in the preliminary prospectus supplement dated May 9, 2007) to cover over-allotments), without par value, of the Company (the “Common Stock”).

2. To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus supplement relating to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to the Common Stock of the Company or other securities acquired in open market transactions after the completion of the Public Offering.

3. Notwithstanding the foregoing, a transfer of shares of capital stock of the Company may be made (i) pursuant to a merger, tender offer, or change of control transaction involving the Company on terms available to the shareholders of the Company generally, (ii) to an entity majority-owned by the undersigned or to a member of the undersigned’s immediate family or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer the transferee agrees to be bound in writing by the restrictions set forth herein and such transfer shall not involve a disposition for value or (iii) by will or intestacy to the undersigned’s legal representative, heir or legatee, provided that prior to such transfer the transferee agrees to be bound in writing by the restrictions set forth herein.

Exhibit D-1
1

4. The undersigned hereby further agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date of execution of the Underwriting Agreement and up to and including the date of payment for and delivery of the Initial Securities (as defined in the Underwriting Agreement) (the “Closing Date”), effect any of the transactions described in 2 and 3 above with no exceptions whatsoever.

5. The undersigned understands that the Company and the Underwriter are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

6. If for any reason the Underwriting Agreement shall be terminated on or prior to the Closing Date, this agreement shall likewise be terminated.

Exhibit D-1
2

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

Very truly yours,

(Name)

(Address)

Exhibit D-1
3

Annex A

FORM OF ACCOUNTANTS’ COMFORT LETTER PURSUANT TO SECTION 5(h)

May [ ], 2007

Lan Airlines S.A.

and

The Underwriter

Ladies and Gentlemen:

We have audited:

1.
the consolidated financial statements of Lan Airlines S.A. (the “Company”) and subsidiaries as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 included in the Company’s annual report on Form 20-F for the year ended December 31, 2006 (the “Form 20-F”),

2.	management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006 which is included in the Form 20-F and

3.	the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006.

The consolidated financial statements and management’s assessment referred to above are all incorporated by reference in the registration statement (No. 333-142665) on Form F-3 filed by the Company under the Securities Act of 1933 (the “Act”); our reports with respect thereto are also incorporated by reference in such registration statement. Such registration statement, as amended as of May [ ], 2007, including the prospectus supplement dated May [ ], 2007 is herein referred to as the “Registration Statement.”

In connection with the Registration Statement:

1.
We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

2.
In our opinion, the consolidated financial statements audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 and the related rules and regulations adopted by the SEC.

3.
We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2006; although we have conducted an audit for the year ended December 31, 2006, the purpose (and therefore the scope) of such audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 2006 and for the year then ended, but not on the financial statements for any interim period within such year. Therefore, we are unable to and do not express any opinion on the unaudited condensed consolidated balance sheet as of March 31, 2007 and the unaudited condensed consolidated statements of income, and cash flows for the three-month periods ended March 31, 2007 and 2006 included in the Company’s quarterly report on Form 6-K filed on May [ ], 2007, incorporated by reference in the Registration Statement, or on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 2006. Also, we have not audited the Company’s internal control over financial reporting as of any date subsequent to December 31, 2006. Therefore, we do not express any opinion on the Company’s internal control over financial reporting as of any date subsequent to December 31, 2006.

Annex A
4

4.
For purposes of this letter, we have read the minutes of the 2007 meetings of the stockholders and the Board of Directors of the Company and its subsidiaries as set forth in the minute books at May [ ], 2007 (cut off date), officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, and have carried out other procedures to May [ ], 2007 (our work did not extend to the period from May [xx +1], 2007 to [date of letter], inclusive) as follows:

a.	With respect to the three-month periods ended March 31, 2007 and 2006, we have:

(i)
performed the procedures (completed on April [ ], 2007) specified by the PCAOB for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the unaudited condensed consolidated financial statements as of and for the three-month periods ended March 31, 2007 and 2006 included in the Company’s quarterly report on Form 6-K for the quarter ended March 31, 2007, incorporated by reference in the Registration Statement; and

(ii)
inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in a(i) above comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 and the related rules and regulations adopted by the SEC.

b.	With respect to the period from April 1, 2007 to April 30, 2007, we have:

(i)
read the unaudited consolidated financial data of the Company and subsidiaries for April of both 2007 and 2006 furnished us by the Company, officials of the Company having advised us that no such financial data as of any date or for any period subsequent to April 30, 2007 were available. The financial information for April of both 2007 and 2006 is incomplete in that it omits the statement of cash flows and other disclosures.

(ii)
inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial data referred to in b(i) above are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

Annex A
5

The foregoing procedures do not constitute an audit made in accordance with standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5.	Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

a.	(i)
Any material modifications should be made to the unaudited condensed consolidated financial statements described in 4a(i), incorporated by reference in the Registration Statement, for them to be in conformity with Chilean generally accepted accounting principles.

(ii)
The unaudited condensed consolidated financial statements described in 4a(i) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 and the related rules and regulations adopted by the SEC.

b.	(i)
At April 30, 2007 there was any change in the capital stock, increase in long-term debt, or decrease in consolidated net current assets (working capital) or stockholders’ equity of the Company consolidated as compared with amounts shown in the March 31, 2007 unaudited condensed consolidated balance sheet incorporated by reference in the Registration Statement, or (ii) for the period from April 1, 2007 to April 30, 2007, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of income before extraordinary items or of net income, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur.

6.
As mentioned in 4b, Company officials have advised us that no consolidated financial data as of any date or for any period subsequent to April 30, 2007 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after April 30, 2007 have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether (a) at May [ ], 2007 (cut off date) there was any change in the capital stock, increase in long-term debt, or decrease in consolidated net current assets (working capital) or stockholders’ equity of the Company consolidated as compared with amounts shown in the March 31, 2007 unaudited condensed consolidated balance sheet incorporated by reference in the Registration Statement; or (b) for the period from April 1, 2007 to May [ ], 2007 (cut off date), there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of income before extraordinary items or of net income. On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase or decrease, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur.

Annex A
6

7.
For purposes of this letter, we have also read the items identified by you on the attached copy of the prospectus forming part of the Registration Statement and have performed the following procedures, which were applied as indicated with respect to the letters explained below. We make no comment as to whether the SEC would view any non-GAAP financial information included or incorporated by reference in this document as being compliant with the requirements of Regulation G or Item 10 of Regulation S-K.

A
Compared to the corresponding amount or percentage in the audited consolidated financial statements of the Company as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 incorporated by reference in the Registration Statement and found such amount or percentage to be in agreement. However we make no comment with respect to reason given for changes between periods, where applicable.

B
Compared to the corresponding amount or percentage in the audited consolidated financial statements of the Company as of December 31, 2004 and 2003 and for each of the three years ended December 31, 2004 which are not included in the Registration Statement and found such amount or percentage to be in agreement. However we make no comment with respect to reason given for changes between periods, where applicable.

C
Compared to the corresponding amount or percentage in the audited consolidated financial statements of the Company as of December 31, 2002 and for each of the year ended December 31, 2002 which is not included in the Registration Statement and found such amount or percentage to be in agreement. However we make no comment with respect to reason given for changes between periods, where applicable.

D
Compared to the corresponding amount or percentage in the unaudited condensed consolidated financial statements of the Company as of March 31, 2007 and 2006 and for the three-month periods ended March 31, 2007 and 2006 incorporated by reference in the Registration Statement and found such amount or percentage to be in agreement. However we make no comment with respect to reason given for changes between periods, where applicable.

E
Compared to a schedule prepared by the Company from its accounting records and found such amount to be in agreement. We (a) compared the amounts used in the schedule to the corresponding amounts in the accounting records and (b) determined that the schedule was mathematically accurate. However, we make no comment as to the appropriateness or manner in which the classification of the amounts contained in the schedule were made.

F
Recomputed the related amount or percentage using the applicable data contained in the respective table, financial statements, accounting records, related sentence or found elsewhere in the registration statement and found such amount, difference or percentage to be in agreement.

Annex A
7

G
Compared to a schedule prepared by the Company from its accounting records and found such amounts to be in agreement. We (a) compared the amounts used in the schedule to the corresponding amounts in the accounting records and (b) determined that the schedule was mathematically accurate. However, we make no comment as to the appropriateness or completeness of the Company’s determination of the Regulation S-K requirements for quantitative and qualitative disclosures about market risks or as to the reasonableness of the Company’s assumptions underlying such disclosures including the classification of its market risk instruments into market risk exposure categories or as to its determination of the expected maturity dates or amounts.

H
Compared to a schedule prepared by the Company from its accounting records and found such ratio to be in agreement. We (a) compared the amounts used in the schedule to the corresponding amounts in the accounting records and (b) determined that the schedule was mathematically accurate. However, we make no comment as to the appropriateness of the definition of such ratios used by the Company.

I
We recalculated from the actual column as of March 31, 2007 for the proposed use of proceeds of the Securities to be offered by mean of the Registration Statement as described under “Use of Proceeds,” excluding activity occurring after March 31, 2007. However, we make no comment as to whether the sale of Securities will be consummated and the use of proceeds as described therein will actually occur.

J
With respect to the non GAAP measures, “EBITDA” and “EBITDAR”, we compared to a schedule prepared by the Company from its accounting records and found such amount or percentage to be in agreement. We (a) compared the amounts used in the schedule to the corresponding amounts in the accounting records and found such amounts to be in agreement and (b) determined that the schedule was mathematically accurate. It should be noted that EBITDA and EBITDAR are not a measure of operating performance or liquidity defined by generally accepted accounting principles and may not be comparable to similarly titled measures presented by other companies. We make no comment about the Company’s definition, calculation or presentation of EBITDA or EBITDAR or its usefulness for any purposes.

8.
Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

9.
It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the second preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

Annex A
8

10.
This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Yours very truly,

Annex A
9